Exhibit 99.1

Synaptics Accelerates Mobile Display Leadership with Acquisition of Renesas SP Drivers

Acquisition Unites Industry Leaders to Further Synaptics’ Market Position as a

Leading Human Interface Solution Provider

SAN JOSE, Calif. – June 10, 2014 Synaptics Inc. (NASDAQ: SYNA), a leading developer of human interface solutions, today announced that it has signed a definitive agreement to acquire all of the outstanding equity of Renesas SP Drivers, Inc., the industry leader in small and medium-sized display driver ICs (DDICs) for smartphones and tablets. With the acquisition, Synaptics expects to increase its addressable market opportunity by 1.5X and to accelerate its product roadmap for touch-and-display driver integration (TDDI). The combination enables platform-level solutions for select segments of the mobile market, while also extending its leadership position in Touch and DDIC product families.

The addition of Renesas SP Drivers positions Synaptics at the forefront of a tremendous growth opportunity with a complete portfolio of products to address a full spectrum of display market needs. The acquisition underscores Synaptics’ commitment to developing high-performance and cost effective solutions for its customers, backed by the unparalleled technical leadership, real-time local support, and systems level engineering expertise that its valued customers need.

“The acquisition of Renesas SP Drivers unites complementary and best-in-class technologies and brings on board a very experienced, highly skilled engineering team, strengthening Synaptics’ position as the number one touchscreen controller supplier to the mobile display market, with unmatched platform level technologies,” said Rick Bergman, President and CEO, Synaptics. “Upon closing the acquisition, we will have the scale to accelerate our technology roadmap and expand our broad portfolio of human interface product families including display integration solutions.”

“We are very excited about joining Synaptics. The combination of Synaptics and Renesas SP Drivers forms an even stronger market leader with a highly complementary combination of products and technologies,” said Ikuo Kudo, President and CEO, Renesas SP Drivers. “The well-matched technologies and enhanced scale will drive further innovations in mobile display.”

Synaptics will pay a purchase price of approximately JPY48.5B ($475 million) for 100% of Renesas SP Drivers, based on JPY52.5B ($515 million) enterprise value. The purchase price is based on cash and other adjustments and is subject to customary adjustments for net working capital, net debt, and third party expenses. The US dollar consideration is based on a yen conversion rate of 102.

For the year ended March 2014, Renesas SP Drivers’ revenue and cash flow were approximately $650 million and $100 million, respectively. The combined business of Synaptics and Renesas SP Drivers is expected to create significant revenue and investment scale to drive future growth and operating leverage. The acquisition will be immediately accretive to Synaptics’ non-GAAP EPS, excluding transaction related expenses. The acquisition is expected to close in the fourth calendar quarter of 2014, subject to customary closing conditions and regulatory reviews, as necessary. Synaptics intends to fund the transaction with cash and committed debt financing of $300 million. Additional details can be found in Synaptics’ Current Report on Form 8-K, filed today.

Investor Call

The company will host a teleconference and webcast at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today, Tuesday, June 10, 2014, to provide additional commentary regarding the acquisition, during which the company may provide forward-looking information. To participate on the live call, analysts and investors should dial 1-888-500-6950 (719-325-2329 international) at least ten minutes prior to the call. A telephonic replay of the conference call will also be available until 5:00 pm PT on Sunday, June 15, 2014 by dialing 1- 888-203-1112 (719-457-0820 international) and entering the passcode: 5056156. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s website at www.synaptics.com. The acquisition presentation, that will be referred to on the conference call, can also be found in the “Investor Relations” section of the company’s website.

For up-to-the-minute Synaptics news, follow @SynaCorp on Twitter. For more information on Synaptics’ products and solutions please visit www.synaptics.com.

About Synaptics

As a leading developer of human interface solutions which enhance the user experience, Synaptics provides the broadest solutions portfolio in the industry. The ClearPad® family supports touchscreen solutions for devices ranging from entry-level mobile phones to flagship premium smartphones, tablets and notebook PCs. The TouchPad™ family, including ClickPad™ and ForcePad®, is integrated into the majority of today’s notebook PCs. Natural ID™ fingerprint sensor technology enables authentication, mobile payments, and touch-based navigation for smartphones, tablets, and notebook computers. Synaptics’ wide portfolio also includes ThinTouch® supporting thin and light keyboard solutions, as well as key technologies for next generation touch-enabled video and display applications. (NASDAQ: SYNA) www.synaptics.com.

About Renesas SP Drivers

Renesas SP Drivers , based in Tokyo, Japan, is the market leader in small and medium-sized LCD driver ICs and provides high performance display drivers to the world’s leading consumer device OEMs. Renesas SP Drivers’ best-in-class offerings are ranked number one in several markets, including smartphones, and are focused on differentiated development and design capabilities. The company has approximately 350 employees.

###

Forward-Looking Statements

This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding the anticipated financial results of the combined Synaptics and Renesas SP Drivers business. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ and Renesas SP Drivers’ products, (b) market demand for OEMs’ products using Synaptics’ or Renesas SP Drivers’ solutions, (c) changing market demand trends in the markets Synaptics or Renesas SP Drivers serves, (d) the success of Synaptics’ and Renesas SP Drivers’ customers’ products that utilize Synaptics’ or Renesas SP Drivers’ product solutions, (e) the development and launch cycles of Synaptics’ and Renesas SP Drivers’ customers’ products, (f) market pressures on selling prices, (g) the market acceptance of Synaptics’ and Renesas SP Drivers’ product solutions compared with competitors’ solutions, (h) general economic conditions, including consumer confidence and demand, and (i) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 29, 2013. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.

Synaptics, TouchPad, ClearPad, ClickPad, ForcePad, ThinTouch, Natural ID, TypeGuard and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries. All other marks are the property of their respective owners.

For further information, please contact:

Ann Minooka

Synaptics, Inc.

408-904-1673

ann.minooka@synaptics.com

Public Relations:

Starlayne Meza

Text 100 Global Communications

415-593-8431

synaptics@text100.com

Investor Relations:

Jennifer Jarman

The Blueshirt Group

415-217-5866

jennifer@blueshirtgroup.com